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                                U.S. VISION, INC.

                    EXHIBIT 21 - SUBSIDIARIES OF THE COMPANY



          Names of Subsidiaries                             State of Incorporation
          ---------------------                             ----------------------
         USV Optical, Inc.                                           Texas

         Styl-Rite Optical Mfg. Co., Inc.                            Florida

         U.S. Holdings, Inc.                                         Delaware

         Health Eyecare Statistics, Inc.                             Ontario, Canada

         9072-8411 Quebec, Inc.                                      Quebec, Canada